Exhibit 2.13.38 - Supplement No. 39 to the Collateral Agreement dated as of November 5, 2009, dated as of November 15, 2013, among Reynolds Group Holdings Inc, Pactiv LLC, Evergreen Packaging Inc., Reynolds Consumer Products, Inc., Reynolds Consumer Products Holdings LLC, Closure Systems International Holdings Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer Inc. and The Bank of New York Mellon, as collateral agent

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SUPPLEMENT NO. 39 (this “Supplement”) dated as of November 15, 2013, to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), PACTIV LLC (f/k/a Pactiv Corporation), a limited liability company organized under the laws of the state of Delaware (“Pactiv”), EVERGREEN PACKAGING INC., a Delaware corporation (“Evergreen”), REYNOLDS CONSUMER PRODUCTS, INC., a Delaware corporation (“RCPI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC (f/k/a Reynolds Consumer Products Holdings Inc.), a limited liability company organized under the laws of the state of Delaware (“RCPH” and, together with RGHI, Pactiv, Evergreen and RCPI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
A. Reference is made to (a) the Third Amended and Restated Credit Agreement dated as of September 28, 2012 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of October 15, 2010 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2010 Senior Secured Note Indenture”), among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon, as trustee (in such capacity, the “2010 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (c) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “February 2011 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “February 2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of August 9, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “August 2011 Senior Secured Note Indenture”) among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon, as trustee (in such capacity, the “August 2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (e) the Indenture dated as of September 28, 2012 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2012 Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2012 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, and (f) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (as further amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the 2010 Indenture Trustee, the February 2011 Indenture Trustee, the August 2011 Indenture Trustee, the 2012 Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents.

D. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of Exhibit A to the Collateral Agreement. Each of Beverage Packaging Holdings II Issuer Inc., a Delaware corporation (the “New U.S. Subsidiary”), and Beverage Packaging Holdings (Luxembourg) I S.A., a Luxembourg public limited liability company (société anonyme) (the “New Non-U.S. Subsidiary” and, together with the New U.S. Subsidiary, the “New Subsidiaries”), is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
Accordingly, the Collateral Agent and each New Subsidiary agree as follows:
SECTION 1. In accordance with Section 5.16 of the Collateral Agreement,
(a) the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (i) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the U.S. Grantor Pledged Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary, and
(b) the New Non-U.S. Subsidiary by its signature below becomes a Non-U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Non-U.S. Grantor and the New Non-U.S. Subsidiary hereby (i) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Non-U.S. Grantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Non-U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Non-U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Non-U.S. Subsidiary’s right, title and interest in and to the Non-U.S. Grantor Pledged Collateral of the New Non-U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “Non-U.S. Grantor” in the Collateral Agreement shall be deemed to include the New Non-U.S. Subsidiary.
The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. (a)    The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1, 2(a), 2(b) and 5 through 12 attached hereto are true and correct schedules of the information, with respect to the New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth in Schedule 2(a) hereto, is the true and correct legal name of the New U.S. Subsidiary, its form of organization and its jurisdiction of organization.
(b)    The New Non-U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1, 2(a) and 5 through 7 attached hereto are true and correct schedules of the information, with respect to the New Non-U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth in Schedule 2(a) hereto, is the true and correct legal name of the New Non-U.S. Subsidiary, its form of organization and its jurisdiction of organization.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.

SECTION 9. Each New Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

IN WITNESS WHEREOF, the New Subsidiaries and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

BEVERAGE PACKAGING HOLDINGS II ISSUER INC.

By:	/s/ Allen Philip Hugli
Name: Allen Philip Hugli
Title: Vice President and Treasurer

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.

By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

THE BANK OF NEW YORK MELLON, as Collateral Agent
By
/s/ Catherine F. Donohue
Name: Catherine F. Donohue
Title: Vice President

Schedules to Supplement No. 39 to Collateral Agreement

Schedule 1
Names

Grantor’s Exact Legal Name		Change in Identity or Corporate Structure Within the Past 5 years
Beverage Packaging Holdings II Issuer Inc.	Beverage Packaging Holdings II Issuer Inc. (US) Date of change: May 10, 2013	None.
Beverage Packaging Holdings (Luxembourg) I S.A.	None.	None.

Schedule 2(a)
Jurisdictions and Locations

Grantor		Form of Organization	Organizational Identification Number (if any)	Chief Executive Office or Registered Office Address (including county)
Beverage Packaging Holdings II Issuer Inc.	Delaware	Corporation	5332161	National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, DE 19904 U.S.A. Kent County
Beverage Packaging Holdings (Luxembourg) I S.A.	Luxembourg	Luxembourg public limited liability company (société anonyme)	B 128.592	MAS Luxembourg 6c Rue Gabriel Lippmann L-5365 Munsbach Luxembourg

Schedule 2(b)
Location of Other Persons that Possess Collateral
None.

Schedule 5
UCC Filings

Grantor
Beverage Packaging Holdings II Issuer Inc.	Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901
Beverage Packaging Holdings (Luxembourg) I S.A.	Recorder of Deeds 1101 4th Street SW, 5th Floor Washington, DC 20024

Schedule 6
Stock Ownership and Other Equity Interests

Grantor		Certificate Number	Number of Equity Interests	Percentage of Ownership
Beverage Packaging Holdings (Luxembourg) I S.A.	Beverage Packaging Holdings II Issuer Inc.	1	10,000	100%

Schedule 7
Debt Instruments
None.
Schedule 8
Mortgaged Property and Mortgage Filings
None.
Schedule 9(a)
Intellectual Property

Copyrights and Copyright Applications
None.

Schedule 9(b)
Intellectual Property
U.S. Patents and U.S. Patent Applications
None.

Schedule 9(c)
Intellectual Property
U.S. Trademarks and Trademark Applications
None.

Schedule 10
Commercial Tort Claims
None.

Schedule 11
Deposit Accounts
None.

Schedule 12
Securities Accounts
None.